Exhibit 99.2

Dear Colleague:

Earlier this afternoon, we issued a press release announcing that Tyco has signed a definitive agreement to acquire Brink’s Home Security which operates under the name Broadview Security. The stock and cash transaction is valued at approximately $2.0 billion. You will be seeing and hearing more about this acquisition in the media and elsewhere in the coming days but I wanted to share with you some of my thoughts about this transaction and the benefits of combining Broadview with our ADT North America business.

As you know, we have consistently talked about continuing to improve our operating performance across the company while also looking for opportunities to strengthen our presence in our global Security, Fire and Flow Control platforms. While we have focused mostly on smaller bolt-on acquisitions to enhance our product and service offerings to our customers, our financial strength and flexibility allows us to consider larger opportunities like the acquisition of Broadview.

I am very excited about this acquisition. By combining Broadview with ADT, we have an opportunity to strengthen our position in the important and highly competitive North American residential and small business security industry. Additionally, this acquisition complements our efforts to increase our service revenue which today represents about 40 percent of Tyco’s total revenue. Service revenue has been a source of stability and consistency for our company, especially during these uncertain economic times.

Broadview was spun off as a separate public company from its former parent The Brink’s Company in 2008 as a full-service provider of residential and commercial security systems. Broadview markets, installs, services, and monitors security alarm systems to approximately 1.3 million residential and small business accounts throughout North America, and generates annual revenues of approximately $565 million. Similar to our ADT operations in North America, Broadview is a well-managed business with a strong operating platform and good returns.

With our complementary products and services, this acquisition is an excellent strategic fit. As we integrate these businesses under the ADT name, we will continue to focus on growing our account base and expanding our service offerings. Customer service will continue to be a top priority for the combined business.

The acquisition is subject to regulatory review and approval by Broadview’s shareholders and we are targeting the second half of fiscal 2010 for closing. During this period, the ADT North America and Broadview teams will begin the integration planning process for combining the two companies.

This transaction provides us with an exciting opportunity to bring together two premier companies in the security industry to deliver great products and services to our customers and to generate solid long-term returns for our shareholders. For more information about today’s announcement, I encourage you to read our press release at www.tyco.com.

Regards,

A Message from Ed Breen, Chairman and CEO
Subject: Tyco to Acquire Broadview Security
Date: January 18, 2010

Cautionary Statement

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction involving Tyco and Brink’s Home Security Holdings (operating as Broadview) will be submitted to the shareholders of Brink’s Home Security Holdings for their consideration. In connection with the proposed merger, Tyco will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Brink’s Home Security Holdings that also constitutes a prospectus of Tyco. The definitive proxy statement/prospectus will be mailed to shareholders of Brink’s Home Security Holdings. INVESTORS AND SECURITY HOLDERS OF BRINK’S HOME SECURITY HOLDINGS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Tyco and Brink’s Home Security Holdings through the Web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s Web site at http://investors.tyco.com/, under the heading “Investor Relations” and then under the heading “SEC Filings”.

Tyco, Brink’s Home Security Holdings and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on or about January 15, 2009. Information regarding Brink’s Home Security Holdings’ directors and executive officers is set forth in Brink’s Home Security Holdings’ proxy statement for its 2009 annual meeting, filed with the SEC on April 7, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Statements in this communication that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties, including risks and uncertainties related to the benefits from, or completion of, the proposed merger transaction. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed merger transaction, adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed merger transaction, failure to realize the expected benefits of the proposed merger transaction, negative effects of announcement or consummation of the proposed merger transaction on the market price of our common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the proposed merger transaction, unanticipated expenses such as litigation or legal settlement expenses, and tax law changes. Actual results could differ materially. For further information regarding risks and uncertainties associated with Tyco’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Web site at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings”.  Tyco does not undertake any duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.